Exhibit 99.3

Denny’s Holdings, Inc.

INSTRUCTIONS TO REGISTERED HOLDER

AND/OR BOOK-ENTRY TRANSFER FACILITY

PARTICIPANT FROM BENEFICIAL OWNER

For the

Offer to Exchange $175,000,000 of its

10% Senior Notes Due 2012,

Registered under the Securities Act,

For $175,000,000 of its Outstanding Unregistered

10% Senior Notes Due 2012

Pursuant to the Prospectus Dated                     , 2005

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, MAY 2,

2005, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN

PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2005 (the “Prospectus”) from Denny’s Holdings, Inc., a New York corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) its new 10% Senior Notes due 2012 (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 10% Senior Notes due 2012 (the “Old Notes”). The Old Notes are, and the New Notes will be, guaranteed by the Company’s parent, Denny’s Corporation. For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.

This will instruct you, the registered holder and/or participant in the book-entry transfer facility, which is The Depository Trust Company, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (insert amount): $                                      of the Company’s 10% Senior Notes due 2012.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any, in integral multiples of $1,000): $ of the Company’s Old Notes.

☐	NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Old Notes, including, but not limited to, the representations that (i) the information set forth in Box II (Beneficial Owner(s)) of the Letter of Transmittal with respect to the undersigned is correct, (ii) any New Notes to be received by the undersigned in exchange for Old Notes tendered in the Exchange Offer will be acquired in the ordinary course of business and for investment purposes of the undersigned, (iii) the undersigned is not an “affiliate” the Company or Denny’s Corporation within the meaning of Rule 405 under the Securities Act and (iv) the undersigned has not engaged in and does not intend to engage in and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. However, by so acknowledging and so delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned acknowledges as follows: The Exchange Offer is being made in reliance on existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the “Commission”) set forth in several “no-action” letters to third parties and unrelated to the Company and the Exchange Offer and, based on such interpretations, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than any such holder which is an “affiliate” of the Company or Denny’s Corporation within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and for investment purposes and such holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. Any holder that is an affiliate of the Company or that intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the above-mentioned “no-action” letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer transaction, unless such sale or transfer is made pursuant to an exemption from such requirements. Failure to comply with such requirements may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company. The undersigned acknowledges that the Company has not sought or received its own “no-action” letter with respect to the Exchange Offer and the related transactions, and that there can be no assurance that the staff of the Commission will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned “no-action” letters. The undersigned further acknowledges that the Company and Denny’s Corporation may rely upon each of the foregoing representations and covenants for purposes of the Exchange Offer.

SIGN HERE Name of Beneficial Owner(s): Signature(s): Name(s) (please print): Address: Area Code and Telephone Number: Taxpayer Identification Number or Social Security Number: Date: